Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 dated February 10 , 2026) pertaining to the SOLV Energy, Inc. 2026 Equity Incentive Plan of our report dated December 19, 2025 with respect to the SOLV Energy, Inc. financial statement included in Amendment No. 2 to its Registration Statement on Form S-1 (No.333-292778) and related Prospectus filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Tysons, Virginia
February 10, 2026